Exhibit 99.2

California Water Service Group Second-Quarter 2018 Earnings Call Presentation July 26, 2018

Forward-Looking Statements This presentation contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment. Words such as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions' decisions; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief; changes in tax laws, the interpretation of tax laws, and accounting policies; changes in construction costs and availability of resources; the ability to successfully implement conservation measures; changes in customer water use patterns; the impact of weather and climate on water sales and operating results; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time- to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements. 2

Marty Kropelnicki President & CEO Today’s Participants Tom Smegal Vice President, CFO & Treasurer 3

Presentation Overview Our Operating Priorities SJW Update Financial Results and Highlights EPS Bridge Q2 2017 to Q2 2018 EPS Bridge YTD 2017 to YTD 2018 2018 California General Rate Case (GRC) Update on Cost of Capital and Tax Reform Regulatory Balancing Account Update Other Rate Filings Capital Investment History and Projection Regulated Rate Base of CWT Summary 4

Our Operating Priorities 5

SJW Update: Reaffirming Our Commitment 6 March 14, 2018 SJW and CTWS announce agreement to merge in all-stock transaction 1 April 4, 2018 California Water sends letter to SJW Board of Directors with an all-cash acquisition proposal for $68.25 per share 2 April 25, 2018 SJW informs California Water that the SJW board rejected the proposal on April 13, 2018 3 April 26, 2018 California Water sends letter to SJW Board of Directors reiterating all-cash acquisition proposal for $68.25 per share 4 May 31, 2018 California Water files definitive proxy materials with the SEC 5 2 3 4 5 Mar 1 Apr May June July We remain confident this common-sense combination would create significant value for California Water and our stockholders. 6 June 7, 2018 California Water launches tender offer to acquire all outstanding shares of SJW 6

(amounts are in millions, except for EPS) Q2 2017 Q2 2018 Variance Operating Revenue $171.1 $172.6 0.9% Operating Expenses $144.5 $147.6 2.2% Net Interest Expense $8.5 $9.8 15.4% Net Income $18.5 $13.0 -29.7% EPS $0.39 $0.27 -30.8% Capital Investments $56.9 $63.3 11.2% Financial Results: Second Quarter 7

(amounts are in millions, except for EPS) YTD 2017 YTD 2018 Variance Operating Revenue $293.2 $304.9 4.0% Operating Expenses $255.9 $271.8 6.2% Net Interest Expense $16.7 $18.5 10.8% Net Income $19.7 $10.5 -46.7% EPS $0.41 $0.22 -46.3% Capital Investments $108.7 $133.9 23.2% Financial Results: Year-to-Date 8

Q2 Financial Highlights Second quarter earnings decrease of $5.5 million largely attributable to: Business development costs of $3.6 million Decrease in revenue from the cost of capital decision for California Water Service Company (Cal Water) of $1.7 million Changes in expenses for the quarter that should continue throughout 2018 including: increases of $1.7 million in depreciation and amortization, $1.2 million in wages, $0.7 million in maintenance, and $1.3 million in interest expense. These were partially offset by $4.5 million in general rate increases. Factors outside Company’s immediate control, including: $2.5 million reduction in unbilled revenue and $0.6 million reduction in unrealized income from certain benefit plan investments, offset by $1.1 million in company-owned life insurance proceeds. These results may or may not be repeated in other time periods. Year-to-Date Company and developer funded capital investments were $133.9 million, an increase of 23.2% compared to 2017 Company still anticipates capital investment between $200-220 million in 2018 9

EPS Bridge Q2 2017 to Q2 2018 10

EPS Bridge YTD 2017 to YTD 2018 11

Notes on EPS Bridge Items Increased revenue includes California escalation increases net of California cost of capital revenue reduction effective January 1, 2018, as well as rate base offset rate relief and effect of Hawaii rate increases since corresponding period in 2017 Change in unbilled revenue accrual also included within revenue increases; change in unbilled revenue accrual increased revenue $8.1 million in the second quarter compared to an increase of $10.6 million in the second quarter 2017; changes in accruals in 2018 were result of weather and other factors that affect customer demand Increased depreciation consistent with additional capital investment placed into service in 2017 12

Cal Water filed its 2018 GRC on July 2, 2018, requesting $828.5 million in capital investments over the period 2019-2021 Main replacement program increases replacement rate from 200 year cycle to 120 year cycle Other proposed investments are routine, for replacement infrastructure, security, water quality and water supply Represents a 20% increase over 2015 GRC capital request Rate changes would be effective January 1, 2020 Typical customer increase in more than 90% of our service areas would be less than a $6 per monthly bill in 2020 2018 California General Rate Case 13

GRC Details Proposed revenue increase is $50.7 million in 2020, $31.5 million in 2021, and $33.0 million in 2022 Requested 9-year amortization of $108 million change in deferred income taxes generated by tax reform Estimated $12 million annual cash outflow with corresponding rate base increase in 2020-2029 Requested 100% Sales Reconciliation Mechanism for 2021 and 2022 Proposing additional consolidation of two districts for ratemaking purposes Requested continuation of pension, medical, and conservation balancing accounts In keeping with state mandates, proposing to increase service charges and increase rate tiers after baseline allocation 14

Update on Cost of Capital and Tax Reform Effect of cost of capital decision for Cal Water was previously reported in first quarter financials Total estimated annual effect is a reduction in revenue of $6.9 million Tax Cuts and Jobs Act effect was also reported in first quarter financials Revenue reduction of $11.1 million anticipated to be offset by a corresponding reduction in income tax liability, so there will be no material impact on net income Rate reduction effective July 1, 2018 in California for both items Company estimates reduced billings of approximately $18 million annually Continue to work through the regulatory process in other states Company anticipates paying federal taxes in 2020 due to amortization of its NOL and fewer current tax deductions 15

Regulatory Balancing Account Update Cal Water year to date sales are 95% of adopted estimates Change in adopted sales due to triggering the Sales Reconciliation Mechanism, which allows for a true-up when annual sales are above or below adopted sales by more than 5% The current WRAM receivable balance is $65.8 million, down from $69.1 million at year end 2017 Cal Water began billing surcharges to recover $50.1 million in net WRAM/MCBA receivables in April 2018 16

Net WRAM Receivable Balance (in millions; end-of-year balance except 2018) 17

Other Rate Filings Hawaii Waikoloa rate cases, filed in December 2017 requesting increases of $3.8 million in annual revenue Proceedings are ongoing and the Company anticipates a Commission decision by year-end Washington Water general rate case was filed on July 2, 2018 requesting $1.6 million annual revenue increase Company anticipates a Commission decision before year-end Through July 1, 2018, CPUC had approved advice letter projects totaling additional $4.9 million of annual revenue out of authorization of up to $30 million through 2019 Includes $2.1 million additional annual revenue effective July 1, 2018 18

Updated Capital and Rate Base Projections Company is presenting its estimated capital investment program through 2021 and estimated regulated rate base through 2022 The last three years of each projection are dominated by requests made in the recent 2018 California GRC. These are requests subject to regulatory review and may change during the rate case process. Regulated rate base growth is anticipated to accelerate due to increased capital spending, reduction in new deferred taxes, and return of re-measured deferred taxes Reduction in new deferred taxes is due to removal of “bonus depreciation” and lower tax rates 19

Capital Investment History and Projection (in millions) *2018 estimated capital investment is the midpoint in the Company’s stated range of $200-$220 million. **2019-2021 include capital investments proposed to the CPUC and subject to change based on regulatory outcome and other factors. CAGR = 11.2% (2008-2017) 20

Regulated Rate Base of CWT Regulated Rate Base of CWT (in millions) *Includes estimated cumulative additions in 2018 and 2019 of $96M and $197M for advice letters 21 **2020-2022 reflect rate base proposed in California GRC plus estimated rate base in other subsidiaries and are subject to change based on the regulatory process

Summary Focus is on the 2018 California GRC filing On track to invest $200-$220 million in water system infrastructure in 2018 to provide safe, reliable service to our customers Company remains committed to pursuing SJW acquisition Common-sense combination would create opportunities for stockholders, customers, and employees Combined company would benefit from economies of scale and greater access to capital to help us further drive our growth strategy We expect the transaction would be accretive to earnings and deliver meaningful cost synergies We also believe that the continued investment in our rate base would drive long-term EPS growth and support steady growth in our dividend 22

DISCUSSION